EXHIBIT 99.1

Force Protection Wins Stay from Nasdaq Delisting until September 15, 2008

Publisher: Force Protection, Inc.

Date: 06/02/2008

LADSON, S.C.—Force Protection, Inc. (NASDAQ:FRPT) today announced that on May 29, 2008 it received a notice from the Nasdaq Hearing Panel stating that Force Protection’s request for continued listing on The Nasdaq Stock Market was granted, subject to certain conditions. These conditions include that on or before September 15, 2008 Force Protection shall file with the Securities and Exchange Commission its Form 10-K for the fiscal year ended December 31, 2007, the Form 10-Q for the fiscal quarter ended March 31, 2008 and any other required restatements of its financial statements. There can be no assurance that the Company will satisfy the conditions by September 15, 2008. Force Protection appealed the Nasdaq Listing Qualification Staff’s previously disclosed determination to delist the company’s securities from The Nasdaq Stock Market for failure to comply with Nasdaq Marketplace Rule 4310(c)(14).

Force Protection Chief Executive Officer Michael Moody, commented, “We are very grateful to the members of the NASDAQ hearing panel for their consideration and subsequent decision. With the help of Grant Thornton, we are looking to complete the required restatement and the filing of our SEC documents on or before the deadline.”

As previously announced on March 3, 2008, Force Protection expects to restate its previously reported interim consolidated financial statements for the three and nine month periods ended September 30, 2007, as a result of errors discovered by management during its year end review of the accounting for accounts payable errors associated with inventory purchased from a sub-contractor as a result of a contract termination.

On March 3, 2008, Force Protection filed a Form 12b-25 with the Securities and Exchange Commission which explains certain material weaknesses in internal control over financial reporting identified by Force Protection for the year ended December 31, 2007. For further discussion of previously identified material weaknesses refer to Item 9A of the Company’s Form 10-K/A for the year ended December 31, 2006 as filed with the SEC on October 15, 2007.

Previously, Force Protection announced that as of April 10, 2008, the Company’s Audit Committee had engaged Grant Thornton LLP as the Company’s new independent registered public accounting firm for the fiscal year ended December 31, 2007 and the fiscal year ending December 31, 2008 effective immediately.

About Force Protection, Inc.

Force Protection, Inc. is a leading American designer, developer and manufacturer of life saving survivability equipment, predominantly ballistic- and blast-protected wheeled vehicles currently deployed by the U.S. military and its allies to support armed forces and security personnel in conflict zones. The Company’s specialty vehicles, the Cougar and the Buffalo, and the Cheetah, are designed specifically for reconnaissance, forward command and control, and urban operations and to protect their occupants from landmines, hostile fire, and improvised explosive devices (IEDs, commonly referred to as roadside bombs). The Company is one of the original developers and primary providers of vehicles for the U.S. military’s Mine Resistant Ambush Protected, or MRAP, vehicle program.

For more information on Force Protection and its vehicles, visit www.forceprotection.net.

Safe Harbor Language

This press release contains forward-looking statements, including statements regarding its continued listing on The Nasdaq Capital Market; the estimated timing for the filing of restatement of its financial statements set forth in the Quarterly Report on Form 10-Q for the period ended September 30, 2007; the estimated timing for the filing of its Annual Report on Form 10-K for the year-ended December 31, 2008; the estimated timing for the filing of its Quarterly Report on Form 10-Q for the quarter-ended March 31, 2008; its expectation with regard to management’s evaluation of internal control over financial reporting, including management’s inability to remediate weaknesses identified in this notice; the scope and number of material weaknesses in internal control over financial reporting and their potential impact on the restatement process and estimated 2007 reviews. Statements that are not historical facts, including statements about its beliefs and expectations, are forward-looking statements. These statements are based on beliefs and assumptions by Force Protection’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual result to differ materially from those contained in any forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, potential claims or liability that could arise as a result of the Company’s restatement of its financial statements; its ability to identify and remedy internal control weaknesses and deficiencies; its ability to effectively manage the risks in its business; the reaction of the marketplace to the foregoing; and any further errors in its accounting that the Company may find which could cause it to restate its financial statements for additional periods; and other risk factors and cautionary statements listed in the Company’s periodic reports filed with the Securities and Exchange Commission, including the risks set forth in the Company’s Form 10-Q for the quarter ended September 30, 2007.